       1                                                    SEAL

                      ARTICLES OF AMENDMENT
                OF MAXAM INTERNATIONAL CORPORATION

STATE OF MISSOURI        :
                         : ss.
COUNTY OF PLATTE         :

     WE, Allen E. Hubbard and Michael W. Runyon-Davis, President and Assistant Secretary of Maxam International Corporation, a corporation created and organized under the laws of the State of Utah, do hereby certify that at a special meeting of the Board of Directors, via teleconferencing, was conducted at the office of said corporation in East Peoria, Illinois, without shareholder approval and shareholder approval was not required, on the 11th day of December, 1995, at which meeting the following resolution amending the Articles of Incorporation of the company, to-wit:

     BE IT RESOLVED that the Articles of Incorporation of the company be and the same are hereby changed and amended, by amending Article I of the Articles of Incorporation, so that the amended article will read as follows:

                            ARTICLE I

          The name of the corporation is MAXAM GOLD CORPORATION.

     Given under our hand and the seal of said corporation this 26th day of December, 1995.

                              /s/ Allen E. Hubbard
                              President of Maxam International
                              Corporation

                              /s/ Michael W. Runyon-Davis
                              Assistant Secretary of Maxam
                              International Corporation

STATE OF MISSOURI   :
                    :    ss.
COUNTY OF PLATTE    :

     On the 26th day of December, 1995, personally appeared before me, the undersigned Notary Public, Allen E. Hubbard, who being by me duly sworn, severally declared that he is the person who signed the foregoing document as President and that the statements therein contained are true.

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     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day first above written.

                              /s/ Ann M. Miller
                              Notary Public

My Commission Expires:

Seal


STATE OF ILLINOIS   :
                    :    ss.
COUNTY OF TAZEWELL  :

     On the 29th day of December, 1995, personally appeared before me, the undersigned Notary Public, Michael W. Runyon-Davis, who being by me duly sworn, severally declared that he is the person who signed the foregoing document as Assistant Secretary and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day first above written.

                              /s/ Janet Hoffman
                              Notary Public

My Commission Expires:

12-29-97

Seal